UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 14, 2005


                            W-H ENERGY SERVICES, INC.
             (Exact name of registrant as specified in its charter)


          Texas                      001-31346                   76-0281502
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
      of incorporation)                                      Identification No.)


   10370 Richmond Avenue, Suite 990                                77042
             Houston, TX
(Address of principal executive offices)                         (Zip code)


       Registrant's telephone number, including area code: (713) 974-9071

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14b-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On April 14, 2005, the Board of Directors of W-H Energy Services, Inc. (the "Company") appointed Mr. Glen J. Ritter as a Vice President of the Company. Mr. Ritter, age 51, has been employed by and has served as the President of Coil Tubing Services, L.L.C. ("CTS") since the Company's acquisition of CTS from Mr. Ritter and eight other sellers in May 2001. Prior to that time, Mr. Ritter was a part owner of and served as the President of CTS since its inception in 1997. Mr. Ritter has over 28 years of experience in the oil and natural gas industry.

     Mr. Ritter will serve as a Company Vice President under an employment agreement dated April 14, 2005 with an initial term that ends on December 31, 2007. Mr. Ritter's employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Ritter or the Company at least 90 days prior to the date of such extension. Mr. Ritter's employment agreement provides for an annual salary plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Ritter is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Company's Compensation Committee. Under the agreement, the Company's Compensation Committee will annually review Mr. Ritter's base salary for possible increases. For fiscal year 2005, the employment agreement provides for an annual base salary of $340,000 for Mr. Ritter.

     If Mr. Ritter's employment is terminated because the Company has provided notice of termination prior to a one-year extension or is terminated by the Company without cause, Mr. Ritter is entitled to receive the following "Termination Benefits": (a) a lump sum cash payment equal to 200% of the sum of
(i) his annual base salary, and (ii) the highest annual incentive compensation payment paid to Mr. Ritter during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity based awards, which will become immediately exercisable. Mr. Ritter is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Ritter's employment agreement. Mr. Ritter has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.

     Mr. Ritter is a partner in a partnership from which CTS leases a facility in Lafayette, Louisiana. In 2004, CTS paid such partnership $90,000 under this lease.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     W-H ENERGY SERVICES, INC.


Date: April 20, 2005                 By: /s/ Ernesto Bautista, III
                                         ---------------------------------------
                                         Ernesto Bautista, III
                                         Vice President and Corporate Controller